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THIRD AMENDMENT TO FINANCING AGREEMENT

    THIS THIRD AMENDMENT TO FINANCING AGREEMENT (this "Amendment"), made and entered into as of July 13, 1998, is by and between TECH SQUARED INC., a Minnesota corporation (the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION, f/k/a FIRST BANK NATIONAL ASSOCIATION, a national banking association (the "Lender").

RECITALS

    1.  The Lender and the Borrower entered into a Financing Agreement dated as of June 27, 1997, as amended by that First Amendment to Financing Agreement dated February 19, 1998 as further amended by that Second Amendment to Financing Agreement dated May 15, 1998 (as amended the "Financing Agreement"); and

    2.  The Borrower desires to amend certain provisions of the Agreement, and the Lender has agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

    NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

    Section 1.  Capitalized Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement, unless the context shall otherwise require.

    Section 2.  Amendments.  The Financing Agreement is hereby amended as follows:

      2.1  The Advances.  Section 2.1 of the Financing Agreement is amended in its entirety as follows:

    Section 2.1  The Advances.  On the terms and subject to the conditions hereof, at the Borrower's request, the Lender, in its absolute and sole discretion and without any commitment to do so, may make the following Advances available to the Borrower:

      2.1(a)  up to seventy-five percent (75%) of the net amount of Eligible Accounts which are listed in the Borrower's most current Borrowing Base Certificate and which are deemed eligible for advances by the Lender, or such greater or lesser percentage at the Lender's sole and absolute discretion (the "Accounts Advances") not to exceed however the maximum amount of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000);

      2.1(b)  up to thirty percent (30%) of the net amount of Eligible Inventory of finished goods which is listed in the Borrower's most current Borrowing Base Certificate and which is deemed eligible for advances by the Lender, or such greater or lesser percentage at the Lender's sole and absolute discretion, not to exceed a maximum amount of $500,000 (the "Inventory Advances");

    Notwithstanding the preceding clauses 2.1(a),and 2.1(b), the maximum aggregate amount advanced from time to time shall not exceed $2,500,000.

    At the Borrower's request, Lender may in its sole and absolute discretion issue letters of credit, not to exceed a maximum amount of $560,000 in the aggregate. Any such issued letter of credit shall reduce the available amount of Accounts Advances by the amount of any issued letter(s) of credit. Borrower agrees to pay Lender any amounts paid by Lender on any such letters of credit. In addition to the Letter of Credit Fee, Borrower also agrees to pay Lender's customary charges for issuing such letters of credit and to reimburse Lender for any cost and expenses it incurs in connection with any such guarantee.

    Loans for additional sums requested by the Borrower may be made at the Lender's sole discretion based upon the Lender's valuation of the Borrower's collateral or other factors. The Borrower acknowledges and agrees that the Lender may from time to time, for the Lender's convenience, segregate or apportion the Borrower's collateral for purposes of determining the amounts and maximum amounts of Advances which may be made hereunder. Nevertheless, the Lender's security interest in all such collateral, and any other collateral rights, interests and properties which may now or hereafter be available to the Lender, shall secure and may be applied to the payment of any and all Advances and other indebtedness secured by the Lender's security interest, in any order or manner of application and without regard to the method by which the Lender determines to make Advances hereunder.

      2.2  Letter of Credit Fee.  Section 2.9 of the Financing Agreement is amended in its entirety as follows:

    Section 2.9  Letter of Credit Fee.  The Borrower shall pay to the Lender an annual fee in an amount equal to one percent (1%) of the maximum aggregate amount of the letters of credit ($5,600) (the "Letter of Credit Fee"). The Letter of Credit Fee shall be payable on June 27, 1999 and on each June 27 thereafter.

    Section 3.  Effectiveness of Amendments.  The amendments contained in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

      3.1 This Amendment, duly executed by the Borrower.

      3.2 Certified copies of all documents evidencing any necessary corporate action or consent with respect to this Amendment.

      3.3 A consent and reaffirmation by the Guarantor.

      3.4 A fee of $1,500 for the increase in the maximum amount of the letters of credit.

    Section 4.  Representations; Acknowledgments.  The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Financing Agreement, and in any and all other Loan Documents of the Borrower, are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Financing Agreement, and (b) the Borrower is in compliance with all covenants and agreements of the Borrower as set forth in the Financing Agreement and in any and all other Loan Documents of the Borrower. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of this Amendment and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper corporate action. The Borrower acknowledges and agrees that its obligations to the Lender under the Financing Agreement exist and are owing without offset, defense or counterclaim assertable by the Borrower against the Lender. The Borrower further acknowledges and agrees that its obligations to the Lender under the Financing Agreement, as amended, constitute "Obligations" within the meaning of the Security Agreement and are secured by the Security Agreement, as amended.

    Section 5.  Affirmation, Further References.  Except as expressly modified under this Amendment, all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under the Financing Agreement, the Security Agreement, and any and all other Loan Documents entered into with respect to the obligations under the Financing Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower. All references in the Financing Agreement to "this Agreement," "herein," "hereof," and similar references, and all references in the other Loan Documents to the "Agreement," shall be deemed to refer to the Agreement, as amended by this Amendment.

    Section 6.  Merger and Integration, Superseding Effect.  This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into it all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

    Section 7.  Severability.  Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

    Section 8.  Successors.  This Amendment shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and the successors and assigns of the Lender.

    Section 9.  Legal Expenses.  The Borrower agrees to reimburse the Lender, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of Dorsey & Whitney, counsel for the Lender) incurred in connection with the Financing Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment, and in enforcing the obligations of the Borrower under the Financing Agreement, as amended by this Amendment, which obligations of the Borrower shall survive any termination of the Financing Agreement.

    Section 10.  Headings.  The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

    Section 11.  Counterparts.  This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to this Amendment may execute any such agreement by executing a counterpart of such agreement.

    Section 12.  Governing Law.  The Amendment Documents shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

TECH SQUARED INC.
By: /s/ [ILLEGIBLE]
Title: Chairman
U.S. BANK NATIONAL ASSOCIATION f/k/a FIRST BANK NATIONAL ASSOCIATION
By:

Title:

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THIRD AMENDMENT TO FINANCING AGREEMENT